Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	CONTACTS:
October 16, 2007
Media:
Russ Stolle, tel: +1 281 719 6624

Investor Relations:
John Heskett, tel: +1 801 584 5768

HUNTSMAN STOCKHOLDERS APPROVE MERGER WITH HEXION

THE WOODLANDS, TX – Peter R. Huntsman, President and CEO of Huntsman Corporation (NYSE: HUN), today announced that, at a special meeting held earlier in the day, the company’s stockholders voted to approve the merger agreement with Hexion Specialty Chemicals, Inc. (Hexion).

“We are pleased that our voting stockholders overwhelmingly agreed with the unanimous recommendation of our board of directors to vote in favor of adopting the merger agreement with Hexion,” said Peter Huntsman.

Under the terms of the merger agreement, Hexion will acquire all of the outstanding common stock of Huntsman for $28.00 per share in cash. The agreement also provides that the cash price per share to be paid by Hexion will increase at the rate of 8% per annum (inclusive of any dividends paid) beginning April 6, 2008, if the merger has not occurred prior to such date.

The transaction remains subject to customary closing conditions, including regulatory approval in the U.S. and Europe.

“We continue to work closely with Hexion to obtain the required regulatory approvals and look forward to completing this transaction,” said Peter Huntsman.

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About Huntsman:

Huntsman is a global manufacturer and marketer of differentiated chemicals. Its operating companies manufacture products for a variety of global industries, including chemicals, plastics, automotive, aviation, textiles, footwear, paints and coatings, construction, technology, agriculture, health care, detergent, personal care, furniture, appliances and packaging. Originally known for pioneering innovations in packaging and, later, for rapid and integrated growth in petrochemicals, Huntsman today has 13,000 employees and operates from multiple locations worldwide. The Company had 2006 revenues of over $13 billion. For more information, please visit the company’s website at www.huntsman.com.

Forward Looking Statements:

Statements in this release that are not historical are forward-looking statements. These statements are based on management’s current beliefs and expectations. The forward-looking statements in this release are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the company’s operations, markets, products, services, prices and other factors as discussed in the Huntsman companies’ filings with the U.S. Securities and Exchange Commission. Significant risks and uncertainties may relate to, but are not limited to, financial, economic, competitive, environmental, political, legal, regulatory and technological factors. In addition, the completion of any transactions described in this release is subject to a number of uncertainties and closing will be subject to approvals and other customary conditions. Accordingly, there can be no assurance that such transactions will be completed or that the company’s expectations will be realized. The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by applicable laws.

Additional Information and Where to Find It:

In connection with the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”), which definitive proxy statement has been mailed to its stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to Huntsman Corporation Investor Relations, 500 Huntsman Way, Salt Lake City, Utah 84108, telephone: (801) 584-5700 or on the company’s website at http://www.huntsman.com.